Exhibit 99.1

Name and Address of Reporting Person:	Leslie H. Wexner
c/o L Brands, Inc.
Three Limited Parkway
Columbus, OH 43216

Issuer Name and Ticker or Trading Symbol:	L Brands, Inc. (LTD)

Date of Earliest Transaction Required
to be Reported (Month/Day/Year):	10/14/2013

Title of Security	Amount of Securities Beneficially Owned Following Reported Transaction(s)		Ownership Form: Direct (D) or Indirect (I)	Nature of Indirect Beneficial Ownership

Common Stock	17,322,982		D/I (2)	(2)

Common Stock	9,484,919		D/I (1)	(1)

Common Stock	1,833,880		I (4)	The Linden East Trust (6)

Common Stock	8,992,886		I (3)	The Linden West Trust (6)

Common Stock	4,892,608		I (3)	Wexner Personal Holdings Corporation

Common Stock	478,115		I (4)	The Wexner Children’s Trust II

Common Stock	191,515		I (4)	The Beech Trust

Common Stock	1,846,211	(5)	I (3)	Held in L Brands, Inc. Savings and Retirement Plan for Leslie H. Wexner’s account

See Notes on next page.

Name and Address of Reporting Person:	Leslie H. Wexner
c/o L Brands, Inc.
Three Limited Parkway
Columbus, OH 43216

Issuer Name and Ticker or Trading Symbol:	L Brands, Inc. (LTD)

Date of Earliest Transaction Required
to be Reported (Month/Day/Year):	10/14/2013

Notes:

(1)	Owned by Abigail S. Wexner (“Mrs. Wexner”) directly. Owned by Leslie H. Wexner (“Mr. Wexner”) indirectly, through Mrs. Wexner.

(2)	Owned by Mr. Wexner directly. Owned by Mrs. Wexner indirectly, through Mr. Wexner.

(3)	Owned by Mr. Wexner indirectly. Owned by Mrs. Wexner indirectly, through Mr. Wexner.

(4)	Owned by Mrs. Wexner indirectly. Owned by Mr. Wexner indirectly, through Mrs. Wexner.

(5)	Based on account balance as of September 30, 2013. The Savings and Retirement Plan is a “qualified plan” within the meaning of Rule 16b-3.

(6)	The Linden Trust separated into two trusts: The Linden East Trust and The Linden West Trust.

Mr. Wexner and Mrs. Wexner disclaim beneficial ownership of all indirectly owned securities reported on this Form in excess of their respective pecuniary interests therein.

This Form does not report the shares of Common Stock owned by The Wexner Family Charitable Fund (for which each of Mr. and Mrs. Wexner serve as a director) because Mr. and Mrs. Wexner do not have a pecuniary interest in such shares, as the charitable fund is a tax exempt organization pursuant to IRC Section 501(c)(3).

Joint Filer Information

Name of Joint Filer:	Abigail S. Wexner

Address of Joint Filer:	c/o L Brands, Inc.
Three Limited Parkway
Columbus, OH 43216

Relationship of Joint Filer to Issuer:	Director

Issuer Name and Ticker or Trading Symbol:	L Brands, Inc. (LTD)

Date of Earliest Transaction Required
to be Reported (Month/Day/Year):	10/14/2013

Designated Filer:	Leslie H. Wexner

Signature:

/s/   Abigail S. Wexner
Abigail S. Wexner

October 16, 2013
Date

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